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                                                                EXHIBIT 10.152


                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       CORRECTIONS CORPORATION OF AMERICA

                                      AND

                                  SODEXHO S.A.




                        DATED AS OF OCTOBER ______, 1995
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                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the "AMENDMENT") is made and entered into this ____ day of October, 1995, by and between CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation having its principal place of business in Nashville, Tennessee (the "SELLER"), and SODEXHO S.A., a French corporation, having its principal place of business in France (the "BUYER").

         WHEREAS, Buyer and Seller are parties to that certain Stock Purchase Agreement dated as of June 9, 1995 (the "AGREEMENT"), pursuant to which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller, shares representing fifty percent (50%) of the issued shares of Corrections Corporation of Australia Pty. Ltd. A.C.N. 010 921 641, a Queensland company (the "COMPANY"), upon the terms and conditions set forth therein; and

         WHEREAS, Seller and Buyer desire to amend the Agreement on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises covenants and agreements herein contained, the parties agree as follows:

         SECTION 1. Definitions. Initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Agreement, as amended hereby, unless otherwise defined herein.

         SECTION 2.       Amendments to the Agreement.

         2.1. Amendment to Article I. Article I of the Agreement is hereby amended to read in its entirety as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

                 1.01. Transfer of Shares. Subject to all of the terms and conditions of this Agreement, at the Closing, Seller hereby agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase and acquire from Seller, 22,500 "C" class shares in the capital of the Company, which shares collectively constitute fifty percent (50%) of the issued shares in the capital of the Company (the foregoing shares of the Company are hereinafter collectively referred to as the "Shares"). Seller shall transfer the Shares free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges and encumbrances of any kind, except that Seller shall retain title to the Shares and shall hold the Shares as provided in Section 3.02(a)(ii) hereof.
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                 2.2.     Amendment to Article III.  Article III of the
         Agreement is hereby amended to read in its entirety as follows:


                                  ARTICLE III

                      CLOSING; OBLIGATIONS OF THE PARTIES

                 3.01.    Closing Date. Subject to the provisions of Section
         7.06 and Section 8.05, the closing (the "Closing") shall take place and be effective for all purposes at 10:00 a.m., local time, on October ___, 1995 at the offices of Seller or at such other time and place as the parties hereto mutually agree (the "Closing Date").

                 3.02.    Obligations of the Parties at the Closing.

                 (a) At the Closing, the events set out in clauses (i) through (iv) shall occur:

                 (i)      Buyer shall pay the consideration as specified in
         Section 2.01.

                 (ii) Upon and after receipt of the consideration pursuant to (i) above, and without any additional action by Seller or Buyer, Seller shall for the time being remain the record holder of and retain legal title to the Shares, and Buyer, as purchaser, shall become beneficial owner of the Shares with all of the rights, including the right to receive dividends, and obligations of any holder of class "C" shares in the Company as set forth in the Articles of Association, as amended, and as a shareholder under the Shareholders Agreement by and between the Buyer and Seller of even date herewith (the "Shareholders Agreement"). Seller shall execute in favor of Buyer or Buyer's designee an irrevocable proxy in form and substance mutually agreeable to both parties (the "Irrevocable Proxy"). Seller shall not thereafter sell, transfer or convey the Shares, and Buyer shall not thereafter sell, transfer or convey its beneficial interest in the Shares, except in accordance with the terms of this Agreement and the terms of the Shareholders Agreement described in Section 7.05 of this Agreement and the Articles of Association, as amended.

                 (iii) Seller shall cause a meeting of the Directors of the Company to be convened and shall procure that at the meeting:

                          (A) approval of the transactions contemplated by this Agreement;

                          (B) at the request of Buyer, the appointment as directors of the Corporation two (2) persons nominated by Buyer.

                 (b) In the event all required approvals described in this Agreement are obtained on or before October ___, 1998, then the events set out in clauses (i) through (iii) shall occur within thirty (30) days of receipt of such approvals:





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                 (i)      Seller shall deliver to Buyer, or to such person as
         Buyer may direct, without additional consideration the share certificate issued by the Company for the Shares together with an executed instrument of transfer in registrable form (except for the payment of any applicable stamp duty) for the Shares in favor of the Buyer or its nominee (as transferee) from the registered holder of the Shares (as transferor).

                 (ii) Seller shall deliver to the Buyer any waiver, consent or other document which the Buyer may require to obtain a good title to the Shares registered in the name of the Buyer or its nominee, including any Power of Attorney under which any document required to be delivered under this Agreement has been executed.

                 (iii) Seller shall cause a meeting of the Directors of the Company to be convened and shall procure that at the meeting approval of the transfer of the Shares to the Buyer or its nominee and, subject to the payment of stamp duty, direct the entries in the Company's share register be made, the existing share certificate for the Shares be canceled and a new certificate in the name of the Buyer be issued. Seller shall also cause the Articles of Association to be amended to incorporate the provisions of the Shareholders Agreement.

                 (c)      If (A) all required approvals described in this
         Agreement are not obtained on or before October    , 1998, or (B)
                                                        ----
         otherwise at Buyer's option on or before October    , 1997, the events
                                                         ----
         set out in clauses (i) through (iii) shall occur on or before October
            , 1998 in the case of (A) above or October    , 1997, in the case
         ---                                           ---
         of (B) above:

                 (i)      Seller or its designee, which designee may be Doctor
         R. Crants, subject to Seller's rights under the Shareholders Agreement and the receipt of government approvals described in Section 7.06 of the Agreement, shall pay to Buyer by bank cheque, bank wire transfer or such other method as may be mutually agreed upon by the parties a sum equal to the Purchase Price plus interest thereon at a rate equal to the six month LIBOR rate less any cash distributions received by Buyer as a result of Buyer's beneficial ownership of the Shares.

                 (ii) Upon and after payment of such consideration, and without any additional action by Seller or Buyer, Seller shall cease to hold the Shares for the benefit of Buyer, and Seller or its designee, as the case may be, shall thereafter hold the Shares for its own account and the Irrevocable Proxy executed herewith shall terminate.

                 (iii) The Shareholders Agreement described in Section 7.05 of this Agreement shall automatically terminate.

                 (iv) The persons nominated by Buyer to serve as directors pursuant to subparagraph (a)(iii) of this section shall resign as directors.





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                 (d)      Each party by written notice to the other may waive
         compliance by such other party with the requirements of this Section 3.02.

          2.3. Amendment to Article 4.02. Article 4.02 of the Agreement is hereby amended to read in its entirety as follows:

         4.02. Ownership of Shares: Validity and Enforceability. Seller represents and warrants that (i) Seller is the legal and beneficial owner of the Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind; (ii) Seller has the full right, power, authority and capacity to sell and transfer the respective Shares owned by such Seller; (iii) by virtue of the transfer of the Shares to Buyer, pursuant to Section 3.02, Buyer will obtain full title to such Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges, or encumbrances of any kind. This Agreement constitutes a legal, valid and binding agreement of the Seller, enforceable against Seller in accordance with its terms.

         SECTION 3. Effectiveness of this Amendment. This Amendment shall become effective upon the execution and delivery of this Amendment by the Buyer and the Seller.

         SECTION 4. Indemnification. Seller agrees to defend, indemnify and hold harmless Buyer, its directors, officers, employees, affiliates and agents, and shall reimburse Buyer for, from and against any Loss resulting from this Amendment or any actions contemplated thereby.

         SECTION 5.  Miscellaneous.

         5.1. Amendment to Agreement. The Agreement is hereby, and shall henceforth be deemed to be, amended, modified and supplemented in accordance with the provisions hereof, and the respective rights, duties and obligations under the Agreement shall hereafter be determined, exercised and enforced under the Agreement, as amended, subject in all respects to such amendments, modifications, and supplements and all terms and conditions of this Amendment and the Articles of Association, as amended.

         5.2. Ratification of the Agreement. Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Agreement are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.

         5.3. No Implied Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Agreement or prejudice any right or remedy that either party may have or may have in the future under or in connection with the Agreement or any





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instrument or agreement referred to therein.  The parties hereto acknowledge and agree that the representations and warranties of the parties contained in the Agreement shall survive the execution and delivery of this Amendment and the effectiveness hereof.

         5.4. Governing Law. This Amendment shall be governed by and be interpreted under the laws of Queensland without regard to the conflicts of law principles thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court located in Queensland over any action or proceeding to enforce any right under this Amendment. The parties further acknowledge that irrevocable damage would occur in the event that any of the provisions of this Amendment were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction to prevent breaches of the provisions of this Amendment and to enforce specifically the terms and provisions hereof in any court in Queensland. This being in addition to any other remedy to which they may be entitled at law or equity.

         5.5. Counterparts; Telecopy Execution. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of this Amendment by facsimile shall also deliver a manually executed counterpart, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

                                        SODEXHO S.A.



                                        By:
                                           -----------------------------------

                                        Its:
                                            -----------------------------------




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                                           CORRECTIONS CORPORATION OF
                                           AMERICA


                                           By:
                                              ---------------------------------

                                           Its:
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